UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number)

131 S. Rodeo Drive, Suite 250 Beverly Hills, CA (Address of principal executive offices)		90212 (Zip Code)

Registrant’s telephone number, including area code: (310) 273-4222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement Offering

On August 17, 2018, Genius Brands International, Inc (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”), pursuant to which the Company agreed to sell (the “Offering”) (i) an aggregate principal amount of $4.50 million in Secured Convertible Notes (the “Convertible Notes”), convertible into shares of common stock of the Company, par value $0.001 per share (“Common Stock”), at a conversion price of $2.50 per share and (ii) warrants to purchase 1,800,000 shares of Common Stock at an exercise price of $3.00 per share (the “Warrants”). The Company expects to receive $4.5 million in gross proceeds from the Offering. The Company intends to use the proceeds of this financing primarily for the development and production of the second season of Rainbow Rangers, as well as for general corporate purposes. The net proceeds, after placement fees of approximately $210,000 (before expenses), are expected to be $4.29 million. The Company expects to close the transaction on August 20, 2018.

Securities Purchase Agreement

The Purchase Agreement contains representations and warranties of the Company and the Investors, which are typical for transactions of this type. In addition, the Purchase Agreement contains customary covenants on the Company’s part that are typical for transactions of this type, as well as the following additional covenants: (i) until all of the Convertible Notes are no longer outstanding, the Company agreed not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents for an effective per share purchase price of Common Stock of less than $2.50 per share, subject to adjustment for reverse and forward stock splits and the like; and (ii) until such time as no Investor holds any of the Warrants, the Company agreed not to enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving Variable Rate Transactions (as defined in the Purchase Agreement).

The Purchase Agreement obligates the Company to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company, (ii) any breach of any obligation of the Company, and (iii) certain claims by third parties.

Convertible Notes and Warrants

The Convertible Notes are senior secured obligations of the Company and are secured by certain tangible and intangible property of the Company. Unless earlier converted or redeemed, the Convertible Notes will mature on August 17, 2019. The Convertible Notes bear interest at a rate of 10% per annum. The Convertible Notes are convertible at any time until a Convertible Note is no longer outstanding, in whole or in part, at the option of the holders into shares of Common Stock at a conversion price of $2.50 per share. The Convertible Notes have a beneficial ownership limitation such that none of the Investors have the right to convert any portion of their Convertible Notes if the Investor (together with its affiliates or any other persons acting together as a group with the Investor) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of such Convertible Notes. In addition, the Convertible Notes provide for a conversion cap such that the Company may not issue any shares of Common Stock upon conversion of Convertible Notes which would exceed the aggregate number of shares of Common Stock the Company could issue upon conversion of the Convertible Notes without breaching its obligations, if any, under Nasdaq rules and regulations.

Interest shall be payable in arrears beginning on September 1, 2018 and thereafter on each of December 1, 2018, March 1, 2019, June 1, 2019 and at maturity when all amounts outstanding under the Convertible Notes become due and payable. Subject to certain equity conditions, the Company may redeem the Convertible Notes at any time prior to maturity. In addition, the Investors shall be required to convert the Convertible Notes at maturity if the Company meets certain equity conditions. If the Company does not meet such equity conditions at maturity, the Company shall be obligated to repay in cash one-sixth of the then outstanding principal amount of the Convertible Notes each month for the six months following the date of maturity, with the first such payment due on the date of maturity, followed by payments each month thereafter.

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The Convertible Notes also contain certain negative covenants, including prohibitions on the incurrence of indebtedness or liens. The Convertible Notes also contain standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Convertible Notes or the bankruptcy or insolvency of the Company or any of its subsidiaries.

The Warrants entitle the holders to purchase 1,800,000 shares of Common Stock. The Warrants are not exercisable until after six months from the date of issuance and expire five and half years from the date of issuance. The Warrants have an exercise price of $3.00 per share.

In the event of a “Fundamental Transaction” (as defined in the Warrants), the Investors will have the right to receive the value of the Warrants as determined in accordance with the Black Scholes option pricing model.

The Convertible Notes, Warrants and the shares of common stock issuable upon conversion and exercise of the Convertible Notes and Warrants (the “Underlying Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each Investor acquired the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The Convertible Notes, Warrants and Underlying Shares may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register the resale of the Underlying Shares on a registration statement on Form S-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission (the “SEC”) within thirty (30) days after the date of the issuance of the Notes and Warrants and to cause the Registration Statement to be declared effective within ninety (90) days after the date of the issuance of the Notes and Warrants under the Securities Act. If certain of the Company’s obligations under the Registration Rights Agreement are not met, the Company is required to pay partial liquidated damages to the Investors.

The foregoing summaries of the Purchase Agreement, the Convertible Notes, the Warrants and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Secured Convertible Note
4.2	Form of Warrant
10.1	Securities Purchase Agreement, dated August 17, 2018, by and among the Company and the Investors
10.2	Registration Rights Agreement, dated August 17, 2018, by and among the Company and the Investors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: August 17, 2018	By: /s/ AndyHeyward
Name: Andy Heyward
Title: Chief Executive Officer

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